UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 31, 2019
Date of Report (Date of earliest event reported)

Axon Enterprise, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16391 (Commission File Number)	86-0741227 (IRS Employer Identification No.)

17800 N. 85th St.
Scottsdale, Arizona 85255
(Address of principal executive offices, including zip code)

(480) 991-0797
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).  Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value	AAXN	The Nasdaq Global Select Market

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 31, 2019 Axon Enterprise, Inc. (the “Company”) entered into new executive employment agreements (each, an “Agreement” and, collectively, the “Agreements”) with Luke S. Larson, President, Jawad A. Ahsan, Chief Financial Officer, and Joshua M. Isner, Chief Revenue Officer (each, an “Executive” and, collectively, the “Executives”).

The fundamental terms and provisions of each Executive’s Agreement are substantially similar to the terms and provisions of each Executive’s previously existing executive employment agreement except as follows: Under the Agreements, (1) the Executives will no longer be entitled to severance benefits following a resignation for Good Reason (as defined in the Agreements), except following Change in Control [as defined in the Company's 2019 Stock Incentive Plan (or any successor equity incentive plan adopted by the Company in the future)]; (2) following a termination without Cause (as defined in the Agreements) and the terminated Executive's execution of the release described in Section 13 of the Agreements, the terminated Executive will be entitled only to continued vesting of unvested time-based restricted stock units (“RSUs”) scheduled to vest during the notice and severance period (one year) versus acceleration of all unvested equity awards; (3) following termination without cause and the terminated Executive's execution of the release described in Section 13 of the Agreements, the terminated Executive will be entitled to a full year target annual bonus or full year target annual sales commission for the year in which the termination becomes effective, versus a prorated bonus for the year in which the termination occurs; and (4) following termination without cause and the terminated Executive's execution of the release described in Section 13 of the Agreements, the terminated Executive’s eXponential Stock Units (“XSUs”) may be entitled to accelerated vesting as described below.

Following is a summary of the key provisions of the Agreements:

Term of Employment: The Agreements have an effective date of January 1, 2019 and continue for a period of one year. The Agreements will automatically renew and continue for successive one year terms unless terminated pursuant to qualifying termination events, and will automatically terminate, without notice, when an Executive reaches 70 years of age.

Base Salary, Bonus Opportunity and Equity Incentives: During the term of each Agreement, each Executive shall receive a base salary and be eligible to participate in any cash bonus or commission programs and receive equity compensation awards (time and/or performance based) as determined in the sole discretion of the Compensation Committee of the Board of Directors (the “Committee”).

Termination and Severance: The Company or the Executive may terminate each Agreement and each Executive’s employment in various circumstances and, depending on the circumstances, the benefits that may be due following such termination are described below.

For a termination by the Company with cause, no severance benefits are payable.

Severance benefits and acceleration of equity awards relating to a Change in Control are subject to a qualifying termination (i.e., "double trigger"). Generally, qualifying terminations include a resignation by the Executive for Good Reason during the 36-month period following a Change in Control, or by the Company without cause six months prior to a Change in Control, except with respect to XSUs (as defined and discussed below).

The table below depicts the cash severance payments that would be payable under the circumstances indicated.

By the Company Without Cause	Termination By Executive Following a Change in Control For Good Reason or by the Company Without Cause Six Months Prior to Change in Control	Death or Disability
12 months salary; target bonus for calendar year of effective date of termination	36 months salary; prorata portion of annual target bonus for the year in which termination occurs; 12 months COBRA	18 months salary; prorata portion of annual target bonus for the year in which termination occurs

For each Executive, RSUs may vest as follows:

•	Termination with cause: no accelerated vesting

•	Termination without cause: only time-based RSUs vesting during the notice and severance period will vest

•
Termination following death or disability, termination by the Executive following a Change in Control for Good Reason or by the Company six months prior to a Change in Control without cause, time- and performance-based RSUs will vest at target levels

For each Executive, XSUs may vest as follows:

Termination
without Cause	Change in Control*	Death or Disability
XSU operational goals are disregarded and market capitalization is calculated as of the date of notice of termination; next unattained tranche will partially vest on a prorated basis by comparing the six-month market capitalization to the goal
	XSU operational goals are disregarded and an alternative market capitalization calculation is utilized for purposes of determining attainment of unvested tranches, plus one additional tranche	N/A

*Including resignation by the Executive for Good Reason during the 36-month period following a Change in Control or by the Company without cause 90 days prior to, or one year after, a Change in Control.

Executive Covenants: In consideration of each Executive's continued employment with the Company and the benefits and payments described in his respective Agreement, each Executive agrees to comply with and adhere to the following covenants during the term of the respective Agreement, including during a period of twelve months commencing upon notice of termination of employment with the Company for any reason:

•Covenant not to compete;
•Covenant not to disparage the Company or its products;
•Covenant not to solicit customers
•Covenant not to recruit or hire the Company’s employees;
•Assignment of inventions; and
•Nondisclosure of Company confidential information

The preceding description of the Agreements is a summary of their material terms, does not purport to be complete, and is qualified in their entirety by reference to the Agreements, copies of which are being filed as Exhibit 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders
On May 31, 2019, the Company held its annual meeting of shareholders (the "Meeting"). The total number of shares of the Company’s common stock, par value of $0.00001 per share, voted in person or by proxy at the Meeting was 55,892,409 representing approximately 94.5% of the 59,116,783 shares outstanding as of the April 10, 2019 record date and entitled to vote at the Meeting. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, with respect to each matter considered at the Meeting is set out below. For more information regarding these matters, please refer to the Company’s Definitive Proxy Statement relating to the Meeting, which was filed with the Securities and Exchange Commission on April 16, 2019.

Proposal No. 1 — Election of Directors
The following nominees were elected as Class A directors for a term of three years (and until their successors are elected and qualified) by the votes indicated below.

	FOR	WITHHELD	BROKER NON-VOTES
Michael Garnreiter	40,833,635	704,122	14,354,652
Hadi Partovi	40,958,275	579,482	14,354,652

Proposal No. 2 — Advisory Vote on the Compensation of Named Executive Officers ("Say-on-Pay")
The non-binding advisory vote to approve the compensation of the Company’s named executive officers was approved as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
40,312,199	1,140,934	84,624	14,354,652

Proposal No. 3 — Ratification of Appointment of Independent Registered Public Accounting Firm
The proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accountant for fiscal year 2019 was approved by the votes indicated below. There were no broker non-votes on this proposal.

FOR	AGAINST	ABSTAIN
55,210,001	531,242	151,166

Proposal No. 4 — Approve the Amendment of the Company's Certificate of Incorporation to Declassify the Board of Directors
The amendment of the Company's Certificate of Incorporation was not approved as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
40,631,873	814,407	91,477	14,354,652

Proposal No. 5 — Shareholder Proposal to Remove Super-Majority Vote Requirement
The shareholder proposal to remove the super-majority vote requirement was approved as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
39,496,244	1,370,952	487,371	14,537,782

Item 9.01 Financial Statements and Exhibits

(d)        Exhibits

Exhibit Number	Exhibit Description
10.1	Executive Employment Agreement by and between Axon Enterprise, Inc. and Luke S. Larson
10.2	Executive Employment Agreement by and between Axon Enterprise, Inc. and Jawad A. Ahsan
10.3	Executive Employment Agreement by and between Axon Enterprise, Inc. and Joshua M. Isner

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2019	Axon Enterprise, Inc.
	By:	/s/ JAWAD A. AHSAN
Jawad A. Ahsan
Chief Financial Officer